WMX GROUP, INC.

UNAUDITED PRO-FORMA

COMBINED BALANCE SHEETS

	December 31, 2011
	WMX Group, Inc. Amount	Smart Kids Group, Inc. Amount	Adjustment Amounts	Pro-forma Combined Financial Statements
ASSETS
Current assets:
Cash	$8,272	$538	$—	$8,810
Prepaid expenses	—	382,653	—	382,653
Total current assets	8,272	383,191	—	391,463
Property and equipment, net	2,807	227	—	3,034
Software development costs, net	—	2,750	—	2,750
	2,807	2,977	—	5,784
Total assets	$11,079	$386,168	$—	$397,247
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$2,000	$181,377	$—	$183,377
Officer compensation payable	250,000	572,706	—	822,706
Total current liabilities	252,000	754,083	—	1,006,083
Total liabilities	252,000	754,083	—	1,006,083
Stockholders' deficit:
Preferred stock; $1 CAD par value, 100,000,000 shares authorized and
none issued and outstanding at December 31, 2011	—
Common stock; no par value, 500,000,000 shares authorized and
105,279,638 issued and outstanding at December 31, 2011	830,380	1,055	(1,055)	830,380
Additional paid-in capital	—	3,262,447	(3,262,447)	—
Common stock payable	—	81,643	(81,643)	—
Due from related party	(297,052)	—	—	(297,052)
Accumulated deficit	(774,249)	(3,713,060)	3,345,145	(1,142,164)
Total stockholders' deficit	(240,921)	(367,915)	—	(608,836)
Total liabilities and stockholders' deficit	$11,079	$386,168	$—	$397,247

On April 30, 2012, Smart Kids Group, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMX Group, Inc., a Nevada corporation (“WMX”) and SKGI Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Acquisition Sub”), pursuant to which Acquisition Sub merged with and into WMX (the “Merger”). In accordance with the terms of the Merger Agreement, at the closing an aggregate of 104,042,523 shares of the Company’s common stock were issued to the holders of WMX’s common stock in exchange for their shares of WMX. Following this transaction, there were 148,796,380 shares outstanding including: (1) 104,042,523 shares held by WMX Shareholders (2) 44,753,857 shares held by Existing Company Shareholders.

The unaudited pro-forma information is based upon the historical financial statements of the Company and WMX. The objective of this pro-forma information is to show what the significant effects on the historical financial information might have been had the transactions occurred at an earlier date. This transaction have been accounted for as a reverse capitalization.

The pro-forma combined financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

WMX GROUP, INC.
UNAUDTIED PRO-FORMA
COMBINED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2011
	WMX Group, Inc. Amount	Smart Kids Group, Inc. Amount	Adjustment Amount	Pro-forma Combined Financial Statements
Revenues	$—	$—	$—	$—
Cost of revenues	—	—	—	—
Gross profit	—	—	—	—
Operating expenses:
General and administrative	199,377	637,545	—	836,922
Salaries and wages	—	156,184	—	156,184
Depreciation	833	—	—	833
Software development	99,539	—	—	99,539
Sub-licensing expense	—	85,757	—	85,757
Officer compensation	250,000	—	—	250,000
Stock-based compensation	204,500	—	—	204,500
Allowance on subscription receivable	20,000	—	—	20,000
Impairment of equity investment	—	13,273	—	13,273
Total operating expenses	774,249	892,759	—	1,667,008
Loss before other expenses and income taxes	(774,249)	(892,759)	—	(1,667,008)
Other expenses
Finance and interest expense	—	(21,732)	—	(21,732)
Loss on conversion of debt	—	(4,745)	—	(4,745)
Total other expenses	—	(26,477)	—	(26,477)
Loss before income taxes	(774,249)	(919,236)	—	(1,693,485)
Provision for income taxes	—	—	—	—
Net loss	$(774,249)	$(919,236)	$—	$(1,693,485)

SMART KIDS GROUP, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

	Six months ended December 31, 2011	Six months ended December 31, 2011	Six months ended December 31, 2010	Year ended December 31, 2011
Revenues	$—	$—	$—	$—
Cost of goods sold	—	—	—	—
Gross loss	—	—	—	—
Operating expenses:
Salaries and wages	109,783	71,807	25,406	156,184
Legal and professional fees	405,827	276,750	53,866	628,711
General and administrative expenses	21,163	24,130	36,459	8,834
Sub-licensing expense	59,835	30,000	4,078	85,757
Allowance for stock receivable	57,040	—	57,040	—
Impairment of equity investment	—	13,273	13,273
Total operating expenses	653,648	415,960	176,849	892,759
Loss before other expenses and income taxes	(653,648)	(415,960)	(176,849)	(892,759)
Other expenses
Finance and interest expense	(54,724)	$(7,221)	$(40,213)	(21,732)
Loss on conversion of debt	(4,745)	—	—	(4,745)
Total other expenses	(59,469)	(7,221)	(40,213)	(26,477)
Loss before provision for income taxes	(713,117)	(423,181)	(217,062)	(919,236)
Provision for income taxes	—	—	—	—
Net loss	$(713,117)	$(423,181)	$(217,062)	$(919,236)